UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 460

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 22, 2010, Selectica, Inc. (the “Company”) received a written request from a stockholder to increase its beneficial ownership of the Company’s outstanding common stock (the “Common Stock”) without becoming an “Acquiring Person” within the meaning of the Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, N.A., as Rights Agent, dated January 2, 2009, as amended (the “Rights Agreement”). The request was received (i) after the deadline for submitting requests and (ii) after two other stockholders had timely requested and been granted exemptions to purchase above the limits otherwise permitted under the Rights Plan, as previously announced on the Company’s Current Report on Form 8-K, filed April 23, 2010. On May 3, 2010, the Review Committee of the Company’s Board of Directors granted this stockholder an exemption under the Rights Agreement to acquire beneficial ownership of additional shares, provided that (i) the acquisition results in beneficial ownership by the stockholder and its affiliates and associates of no more than 8.4% of the outstanding Common Stock, including existing holdings, and (ii) any such purchases must be made on or prior to November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: May 5, 2010	By:	/s/ TODD SPARTZ
Todd Spartz
Chief Financial Officer